UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2007

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

4 Townsend West, Suite 17 Nashua, New Hampshire 03063

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 30,2007, iCAD, Inc. (the “Registrant”), provided notice to the Nasdaq Stock Market, LLC, that due to the resignation of Mr. George Farley from the Registrant’s Board of Directors, the Registrant no longer satisfies Nasdaq Marketplace Rule 4350(c)(1), which requires that the Registrant’s Board of Directors must be comprised of a majority of independent directors.

Under the grace period set forth in Nasdaq Marketplace Rule 4350(c)(1), the Registrant has 180 days after Mr. Farley’s resignation to have a majority of independent directors.

Within the 180 day grace period the Registrant will take steps to satisfy the requirements of Nasdaq Marketplace Rule 4350(c)(1). This may include locating a qualified replacement for Mr. Farley as an independent director on the Registrant’s Board of Directors or other changes to the composition of the Registrant’s Board of Directors such that the majority consists of independent directors.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2007, Mr. George Farley advised the Registrant that he had resigned from the Registrant’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

	By:	/s/ Darlene M. Deptula-Hicks
Name: Darlene M. Deptula-Hicks Title: Executive Vice President of Finance and Chief Financial Officer

Date: May 30, 2007